UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2008

Discover Card Execution Note Trust

(Exact name of issuing entity in respect of the notes as specified in charter)

Discover Bank

(Exact name of sponsor and depositor as specified in charter)

Delaware	333-141703-02 033-54804	51-0020270
(State of Organization)	(Commission File Numbers)	(IRS Employer Identification No.)

c/o Discover Bank 12 Read’s Way New Castle, Delaware	19720
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (302) 323-7434

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Class B(2008-1) DiscoverSeries Notes. On December 31, 2008, pursuant to Section 4.02 of the Indenture Supplement, dated as of July 26, 2007, and the Class B(2008-1) Terms Document, dated as of February 29, 2008, between Discover Card Execution Note Trust as Issuer and U.S. Bank National Association as Indenture Trustee, the commencement of the Accumulation Period for the Class B(2008-1) DiscoverSeries Notes was delayed until the first day of the Due Period related to the September 2009 Distribution Date.

Class C(2008-1) DiscoverSeries Notes. On December 31, 2008, pursuant to Section 4.02 of the Indenture Supplement, dated as of July 26, 2007, and the Class C(2008-1) Terms Document, dated as of February 29, 2008, between Discover Card Execution Note Trust as Issuer and U.S. Bank National Association as Indenture Trustee, the commencement of the Accumulation Period for the Class C(2008-1) DiscoverSeries Notes was delayed until the first day of the Due Period related to the September 2009 Distribution Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Discover Bank
(as Depositor for Discover Card Execution Note Trust)

Date: December 31, 2008	By:	/s/ Michael F. Rickert
Michael F. Rickert
Vice President, Chief Financial Officer and Treasurer